CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




IPC Funds
Lexington, Kentucky



           We hereby consent to the use in this Registration Statement (post Effective Amendment No. 13) under the securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated August 1, 2003, accompanying and pertaining to the financial statements of IPC Funds (formerly The WWW Funds) as of June 30, 2003, which is included in such Registration Statement.




                                                                BKD, LLP


Cincinnati, Ohio
October 30, 2003

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